Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-178755) and related Prospectus of The Majestic Star Casino, LLC and the Guarantors (Majestic Holdco, LLC, The Majestic Star Casino II, LLC, Majestic Mississippi, LLC (f/k/a Barden Mississippi Gaming, LLC), and Majestic Colorado Gaming, LLC (f/k/a Barden Colorado Gaming, LLC)) dated February 13, 2012.

/s/ Ernst & Young LLP

Las Vegas, Nevada
February 13, 2012